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                                                                    EXHIBIT 23.5

                               CONSENT OF COUNSEL


To the Board of Directors
First National Bancorp

         We hereby consent to the filing of our opinions regarding validity of shares and tax consequences as exhibits to the Registration Statement to which this consent is attached and further consent to the use of our name under the heading "Legal Opinion" in the Registration Statement and the Prospectus which is a part thereof.

                                          Very truly yours,

                                          STEWART, MELVIN & FROST

                                          By: /s/ T. Treadwell Syfan
                                              -------------------------------
                                                          Partner

                                          Date: December 28, 1995